UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 4, 2012 (April 30, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Nieqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 30, 2012, Marshall Toplansky resigned as a director of Longhai Steel Inc. (the “Company”), effective immediately. Mr. Toplansky has resigned from the Company’s Board of Directors (the “Board”) to join KPMG as a partner, which precludes him from serving on an outside board of directors. The independent director agreement and the option agreement entered into between the Company and Mr. Toplansky on January 11, 2012 were subsequently cancelled.

On May 4, 2012, the Board appointed Joseph M. Howell, III to serve on the Board as an independent director, as that term is defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc., effective immediately.

Mr. Howell is a senior executive in the communications industry and is currently Senior Vice President of Level 3 Communications, a global telecommunications company. Prior to joining Level 3 in 1997, Mr. Howell served as Senior Vice President of MCI WorldCom. From 1993-1996, he was Senior Vice President of MFS Communications, an international telecommunications company that he helped take public as part of a team of executives who built MFS Communications into a Fortune 500 company. From 1991-1993, Mr. Howell served as President and CEO of Carl Byoir & Associates, an international public relations and public affairs agency with offices in the United States and Europe.

Mr. Howell will serve as a member of the Audit Committee and Corporate Governance Committee and will serve as both a member and Chair of the Compensation/Nominating Committee.

There are no arrangements or understandings between Mr. Howell and any other person pursuant to which he was selected as a director. There are no transactions between the Company and Mr. Howell that would require disclosure under Item 404(a) of Regulation S-K.

On May 4, 2012, Mr. Howell entered into the Company’s form of Independent Director Agreement (the “Independent Director Agreement”), pursuant to which he will receive as compensation $2,500 per board meeting. In addition, Mr. Howell has entered into the Company’s form of Stock Option Agreement (the “Stock Option Agreement”), under which he was granted an option to purchase 30,000 shares of the Company’s common stock, with half vesting on May 4, 2012 and the remaining half vesting on December 31, 2012. The option exercise price per share is $0.82.

The foregoing description of the Independent Director Agreement and Stock Option Agreement is not intended to be complete, and is qualified in its entirety by reference to the full text of the relevant agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

A copy of the Company’s press release, dated May 4, 2012, announcing the appointment of Mr. Howell as director is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Independent Director Agreement, dated May 4, 2012, by and between the Company and Joseph M. Howell, III
10.2	Stock Option Agreement, dated May 4, 2012, by and between the Company and Joseph M. Howell, III
99.1	Press Release of Longhai Steel Inc., dated May 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: May 4, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer